UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       January 14, 2009

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

399 Park Avenue, New York, New York 10043

(Address of principal executive offices) (Zip Code)

(212) 559-1000

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Citigroup Inc.
Current Report on Form 8-K

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2009, the Personnel and Compensation Committee of the Board of Directors of Citigroup Inc. (the “Committee”) made compensatory awards to members of senior management.  Chief Executive Officer Vikram Pandit, Chairman of the Board Sir Winfried Bischoff, and Chief Financial Officer Gary Crittenden declined to be considered for incentive or retention awards and did not receive any of the awards described below.

The other members of Citi’s executive committee received stock awards that vest if the price of shares of Citigroup Inc. common stock meets specified price targets during the next four years.  Half of each individual’s award has a price target of $17.85 and half has a price target of $10.61.  These price levels were chosen based on the conversion prices of the warrants to purchase common stock issued by Citigroup to the U.S. Department of the Treasury on October 28, 2008 and on December 31, 2008.

These members of the executive committee also received premium priced stock options, which have a 10-year term and will vest ratably over four years.  Half of each individual’s grant has an exercise price of $17.85 and the other half has an exercise price of $10.61.

On January 14, 2009 and January 20, 2009, awards were made under the Citigroup Inc. Deferred Cash Award Plan for the benefit of eligible Citi employees primarily in the U.S. and the U.K. with incentive compensation in excess of $100,000.  These awards vest ratably over a four-year period and earn interest during the vesting period at the 90-day LIBOR rate.  The other terms of these awards are substantially the same as the terms of equity awards made under Citi’s Capital Accumulation Plan.

On January 20, 2009, the Committee terminated the 1999 Executive Performance Plan (the “Plan”), effective for the 2009 compensation year.  The Plan provided for the federal income tax deduction of performance based compensation awards under Section 162(m) of the Internal Revenue Code of 1986, as amended, and recent changes in tax laws limiting tax deductible executive compensation have superseded the need for the Plan.

The above summary is qualified in its entirety by reference to the Exhibits hereto.  The complete terms of the awards described above are contained in the Exhibits hereto, which are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number

99.1	Form of Citigroup Performance Stock Award Agreement

99.2	Form of Citigroup Executive Premium Price Option Agreement

99.3	Citigroup Inc. Deferred Cash Award Plan

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2009	CITIGROUP INC.

	By:	/s/ Michael S. Helfer
	Name:	Michael S. Helfer
	Title:	General Counsel and Corporate Secretary